Exhibit 99.1

Avago Technologies to Acquire LSI Corporation for $6.6 Billion in Cash

Silver Lake Partners to Support Transaction with $1 Billion Investment in Avago

•	Positions Avago as a leader in enterprise storage

•	Expands market position and brings valuable system-level expertise in wired infrastructure

•	Diversifies revenue and scales up Avago across multiple attractive end markets

•	Significantly and immediately accretive to Avago free cash flow and EPS on a non-GAAP basis

•	$200 million of annual operating synergies expected by the end of fiscal year 2015

SAN JOSE, CA and SINGAPORE – December 16, 2013 – Avago Technologies Limited (NASDAQ: AVGO) and LSI Corporation (NASDAQ: LSI) today announced that they have entered into a definitive agreement under which Avago will acquire LSI for $11.15 per share in an all-cash transaction valued at $6.6 billion. The acquisition creates a highly diversified semiconductor market leader with approximately $5 billion in annual revenues by adding enterprise storage to Avago’s existing wired infrastructure, wireless and industrial businesses. The combined company will be strongly positioned to capitalize on the growing opportunities created by the rapid increases in data center IP and mobile data traffic.

“This highly complementary and compelling acquisition positions Avago as a leader in the enterprise storage market and expands our offerings and capabilities in wired infrastructure, particularly system-level expertise,” stated Hock Tan, President and Chief Executive Officer of Avago. “This combination will increase the Company’s scale and diversify our revenue and customer base. In addition to these powerful strategic benefits, as we integrate LSI onto the Avago platform, we expect to drive LSI’s operating margins toward Avago’s current levels, creating significant additional value for stockholders.”

“This transaction provides immediate value to our stockholders, and offers new growth opportunities for our employees to develop a wider range of leading-edge solutions for customers,” said Abhi Talwalkar, President and Chief Executive Officer of LSI. “Our leadership positions in enterprise storage and networking, in combination with Avago, create greater scale to further drive innovations into the datacenter.”

The transaction is expected to be significantly and immediately accretive to Avago’s non-GAAP free cash flow and earnings per share. Avago currently anticipates achieving annual cost savings at a run rate of $200 million by the end of the fiscal year ending November 1, 2015, the first full fiscal year after closing.

Under the terms of the agreement, LSI’s stockholders will receive $11.15 in cash for each share of LSI common stock they hold at closing, which is expected to occur during the first half of calendar 2014. Avago intends to fund the transaction with $1.0 billion of cash from the combined balance sheet and fully-committed financing from the following sources:

•	A $4.6 billion term loan from a group of banks; and

•	A $1 billion investment from Silver Lake Partners, which is expected to be in the form of a seven year 2% convertible note with a conversion price of $48.04 per share or preferred stock with equivalent economic terms.

The transaction has been approved by the boards of directors of both companies and is subject to regulatory approvals in various jurisdictions and customary closing conditions, as well as the approval of LSI’s stockholders.

Conference Call

Avago Technologies will host a conference call, solely to discuss details of the transaction. A live webcast and the accompanying presentation relating to the transaction will be available in the “Investors” section of Avago’s website at www.avagotech.com in advance of the conference call. The presentation will also be available as an attachment to a Form 8-K being furnished to the Securities and Exchange Commission and available on its Edgar system.

Conference call date: December 16, 2013

Time: 5:30 am Pacific (8:30 am Eastern)

U.S. Dial in: (800) 237-9752

International Dial in: +1 (617) 847-8706

Passcode: 24822935

A replay of the call will be available for one week by dialing (888) 286-8010 (US) or +1 (617) 801-6888 (International) and entering passcode 65287393. A webcast of the conference call will also be available in the “Investors” section of Avago’s website at www.avagotech.com.

Non-GAAP Financial Measures

In addition to GAAP reporting, Avago provides investors with net income, income from operations, gross margin, operating expenses and other data, on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangibles, share-based compensation expense, restructuring charges, acquisition-related costs, debt extinguishment losses and the income tax effects of these excluded items. Management does not believe that the excluded items are reflective of the Company’s underlying performance. The exclusion of these and other similar items from Avago’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Avago believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

About Avago Technologies Limited

Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products. Our product portfolio is extensive and includes thousands of products in three primary target markets: wireless communications, wired infrastructure and industrial & other.

About LSI

LSI Corporation (NASDAQ: LSI) designs semiconductors and software that accelerate storage and networking in datacenters, mobile networks and client computing. Our technology is the intelligence critical to enhanced application performance, and is applied in solutions created in collaboration with our partners. More information is available at www.lsi.com.

About Silver Lake

Silver Lake is a global leader in private investments in technology and technology-enabled industries. Silver Lake invests with the strategic and operational insights of an experienced industry participant. The firm has approximately 110 investment and value creation professionals located in New York, Menlo Park, San Mateo, London, Hong Kong, Shanghai and Tokyo and manages approximately $20 billion in combined assets under management. The Silver Lake Partners portfolio includes or has included technology and technology-enabled industry leaders such as Alibaba, Allyes, Ameritrade, Avago, Avaya, Business Objects, Dell, Flextronics, Gartner, Gerson Lehrman Group, Global Blue, Instinet, Intelsat, Interactive Data Corporation, IPC Systems, MCI, Mercury Payment Systems, MultiPlan, the NASDAQ OMX Group,

NetScout, NXP, Sabre, Seagate Technology, Serena Software, Skype, Smart Worldwide Holdings, Spreadtrum, SunGard Data Systems, UGS, Vantage Data Centers and William Morris Endeavor. For more information about Silver Lake and its entire portfolio, please visit www.silverlake.com.

Cautions Regarding Forward-Looking Statements

This communication may contain forward-looking statements. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although Avago Technologies Limited (“Avago”) and LSI Corporation (“LSI”) believe that the expectations reflected in the forward-looking statements are reasonable, any or all of such forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Avago, LSI or their respective businesses or operations.

Factors which could cause actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the merger are not satisfied (including a failure of the stockholders of LSI to approve, on a timely basis or otherwise, the merger and the risk that regulatory approvals required for the merger, including clearance from the Committee on Foreign Investment in the United States, are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated); (2) litigation relating to the merger; (3) uncertainties as to the timing of the consummation of the merger and the ability of each of LSI and Avago to consummate the merger; (4) risks that the proposed transaction disrupts the current plans and operations of LSI or Avago; (5) the ability of LSI to retain and hire key personnel; (6) competitive responses to the proposed merger; (7) unexpected costs, charges or expenses resulting from the merger; (8) the failure by Avago to obtain the necessary debt financing arrangements set forth in the commitment letters received and other agreements entered into in connection with the merger; (9) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; (10) Avago’s ability to achieve the growth prospects and synergies expected from the LSI acquisition; delays, challenges and expenses associated with integrating LSI with Avago’s existing businesses; and (11) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in LSI’s and Avago’s respective most recent Annual Reports on Form 10-K, and LSI’s and Avago’s more recent reports filed with the SEC. LSI and Avago can give no assurance that the conditions to the Merger will be satisfied. Neither LSI nor Avago undertakes any intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law. LSI is responsible for information in this press release concerning LSI and Avago is responsible for information in this press release concerning Avago.

Additional Information about the Merger and Where to Find It

This communication is being made in respect of the proposed transaction involving LSI Corporation (“LSI”) and Avago Technologies Limited (“Avago”). The proposed transaction will be submitted to the stockholders of LSI for their consideration. In connection with the proposed transaction, LSI will prepare a proxy statement to be filed with the SEC. LSI and Avago also plan to file with the SEC other documents regarding the proposed transaction. LSI’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of LSI. Investors will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) filed with the SEC from the SEC’s website at http://www.sec.gov. Investors will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by going to www.lsiproxy.com, by writing to LSI Corporation, 1110 American Parkway NE, Allentown, PA 18109, Attn: Response Center, or by calling 1 (800) 372-2447.

LSI and Avago and their respective directors, executive officers may be deemed to be participants in the solicitation of proxies from LSI’s stockholders with respect to the meeting of stockholders that will be held to consider the proposed Merger. Information regarding LSI’s directors and executive officers is contained in LSI’s Annual Report on Form 10-K for the year ended December 31, 2012, the proxy statement for LSI’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2013, and subsequent filings which LSI has made with the SEC. Information regarding Avago’s directors and executive officers is contained in Avago’s Annual Report on Form 10-K for the year ended October 28, 2012, the proxy statement for the Avago’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on February 20, 2013, and subsequent filings which Avago has made with the SEC. Investors may obtain additional information regarding the interests of LSI and its directors and executive officers in the proposed Merger, which may be different than those of LSI’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed Merger, when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.

Avago Contacts	LSI Contacts
Bin Jiang	Sujal Shah
Investor Relations	Investor Relations
+1 408-435-7400	+1 610-712-5471
investor.relations@avagotech.com	sujal.shah@lsi.com

John Christiansen or Lucy Neugart	David Miller
Sard Verbinnen & Co for Avago	Media Relations
+1 415-618-8750	+1 408-712-7813
jchristiansen@sardverb.com	dave.c.miller@lsi.com
lneugart@sardverb.com

Silver Lake Contacts
Patricia Graue
Brunswick Group for Silver Lake
+1 415-671-7676
silverlake@brunswickgroup.com

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